Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kestra Medical Technologies, Ltd. of our report dated August 28, 2024 relating to the financial statements of Kestra Medical Technologies, Ltd., which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-284807).

/s/ PricewaterhouseCoopers LLP

Irvine, California

March 7, 2025